Exhibit 10.2

SERIES A PREFERRED STOCK INVESTMENT AGREEMENT

This Series A Preferred Stock Investment Agreement (this “Agreement”) is dated as of the Agreement Date and is between the Company, the Purchasers and the Key Holder.

The parties agree as follows:

1.        DEFINITIONS. Capitalized terms used and not otherwise defined in this Agreement or the Exhibit and Schedules thereto have the meanings set forth in Exhibit A.

2.        INVESTMENT. Subject to the terms and conditions of this Agreement, including the Agreement Terms set forth in Exhibit B, (i) each Purchaser shall purchase at the applicable Closing and the Company shall sell and issue to each Purchaser at such Closing that number of shares of Series A Preferred Stock set forth opposite such Purchaser’s name on Schedule 1, at a price per share equal to the Purchase Price for such series and (ii) each Purchaser, the Company, and the Key Holder agrees to be bound by the obligations set forth in this Agreement and to grant to the other parties hereto the rights set forth in this Agreement.

3.        ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules hereto) together with the Restated Certificate constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

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EXHIBIT A

DEFINITIONS

1. OVERVIEW DEFINITIONS.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one (1) or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person

“Agreement Date” means January 31, 2023.

“Company” means use Salt Blockchain Inc., a Delaware corporation.

“Governing Law” means the laws of the state of Delaware.

“Dispute Resolution Jurisdiction” means the federal or state courts located in Delaware.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Series A Preferred Stock” means the Company’s Series A Preferred Stock, par value $0.0001 per share.

“State of Incorporation” means Delaware.

“Stock Plan” means the Company’s 2019 Equity Incentive Plan.

2. BOARD COMPOSITION DEFINITIONS.

“Board Designee” means any member of the Board designated pursuant to Section 7 of this Agreement.

3. TERM SHEET DEFINITIONS.

“Major Purchaser” means any Purchaser that, individually or together with such Purchaser’s Affiliates, holds at least 9,000,000 shares of Common Stock issued or issuable upon conversion of the Preferred Stock of the Company (as adjusted for stock splits, stock dividends, combinations, recapitalizations or the like).

“Purchase Price” means $0.66134 per share with respect to each share of Series A Preferred Stock.

“Total Series A Investment Amount” means $85,000,000.

“Unallocated Post-Money Option Pool Percent” means 5%.

4. RESULTING CAP TABLE DEFINITIONS.

“Common Shares Issued and Outstanding Pre-Money” means 16,935,354.

“Total Post-Money Shares Reserved for Option Pool” means 10,477,897.

“Number of Issued And Outstanding Options” means 2,904,562.

“Promised Amount” means 0.

“Unallocated Post-Money Option Pool Shares” means 8,908,968.

A-1

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A-2

SCHEDULE 1

SCHEDULE OF PURCHASERS & KEY HOLDER

PURCHASERS:
Name, Address and E-Mail of Purchaser	Series A Preferred Stock Shares Purchased	Indebtedness Cancellation	Cash Payment	Total Purchase Amount

Schedule 1-1

KEY HOLDER:

Name, Address and E-Mail of Key Holder	Shares of Common Stock Held

Schedule 1-2

EXHIBIT B

AGREEMENT TERMS

1.            PURCHASE AND SALE OF SERIES A PREFERRED STOCK.

1.1         Sale and Issuance of Series A Preferred Stock.

1.1.1    The Company shall adopt and file the Company’s Third Amended and Restated Certificate of Incorporation in substantially the form of Exhibit C attached to this Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time) (the “Restated Certificate”) with the Secretary of State of the State of Incorporation on or before the Initial Closing.

1.1.2    Subject to the terms and conditions of this Agreement, each investor listed as a “Purchaser” on Schedule 1 (each, a “Purchaser”) shall purchase at the applicable Closing and the Company agrees to sell and issue to such Purchaser at such Closing that number of shares of Series A Preferred Stock set forth opposite such Purchaser’s name on Schedule 1, at a purchase price per share equal to the Purchase Price.

1.2         Closing; Delivery.

1.2.1    The initial purchase and sale of the shares of Series A Preferred Stock hereunder shall take place remotely via the exchange of documents and signatures on the Agreement Date or the subsequent date on which one or more Purchasers execute counterpart signature pages to this Agreement and deliver the Purchase Price to the Company (which date is referred to herein as the “Initial Closing”).

1.2.2    At any time and from time to time during the ninety (90) day period immediately following the Initial Closing, the Company may, at one or more additional closings (each an “Additional Closing” and together with the Initial Closing, each, a “Closing”), without obtaining the signature, consent or permission of any of the Purchasers in the Initial Closing or any prior Additional Closing, offer and sell to other investors (the “New Purchasers”), at a per share purchase price equal to the Purchase Price, up to 128,526,931 shares of Series A Preferred Stock less the number of shares of Series A Preferred Stock actually issued and sold by the Company at the Initial Closing and any prior Additional Closings. New Purchasers may include Persons who are already Purchasers under this Agreement. Each of the New Purchasers purchasing shares of Series A Preferred Stock at an Additional Closing will execute counterpart signature pages to this Agreement and each New Purchaser will, upon delivery by such New Purchaser and acceptance by the Company of such New Purchaser’s signature page and delivery of the applicable Purchase Price by such New Purchaser to the Company, become a party to, and bound by, this Agreement to the same extent as if such New Purchaser had been a Purchaser at the Initial Closing. Each such New Purchaser shall be deemed to be a Purchaser for all purposes under this Agreement as of the date of the applicable Additional Closing.

1.2.3    Promptly following each Closing, if required by the Company’s governing documents, the Company shall deliver to each Purchaser participating in such Closing a certificate representing the shares of Series A Preferred Stock being purchased by such Purchaser at such Closing against payment of the Purchase Price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness, collateral or other convertible securities of the Company to Purchaser or by any combination of such methods. Such certificate(s) may be delivered electronically (e.g., through Carta or a similar platform).

1.3         Conversion of Company Indebtedness and Collateral.

1.3.1    The Company has entered into certain agreements with existing borrowers (“Borrowers”) and lenders (“Lenders”) of the Company. Borrowers include customers who received a loan from the Company that has been repaid in full but who have not received the return of their collateral from the Company or who deposited collateral but have not yet received the loan proceeds. Each of the Borrowers has received a loan in a specified amount from the Company (a “Borrower Loan”), and each of the Lenders have made a loan in a specified amount to the Company (a “Lender Loan,” and collectively with the Borrower Loans, each a “Loan”). In connection with each Loan made to a Borrower, the applicable Borrower deposited certain cryptocurrency with the Company to serve as collateral and security for the Borrower Loan (“Borrower Collateral”). In connection with each Loan made by a Lender to the Company, the Lender loaned certain cryptocurrency to the Company (“Lent Crypto” and together with the Borrower Collateral, the “Crypto Assets”). In lieu of the Company returning the Borrower Collateral upon a Borrower’s repayment of its Borrower Loan or the Company’s return of the Lent Crypto to each Lender pursuant to a Lender Loan, the parties contemplate that the Company’s obligation to return the Crypto Assets will be converted or modified on the terms and conditions set forth herein.

1.3.2    Borrower Loans.

(a)    At the closing, pursuant to the Preferred Stock and Debt Exchange Agreement, by and between the Company and each Purchaser thereto, severally and not jointly, dated on or around the date this Agreement (the “Exchange Agreement”), the Company hereby releases its security interest in all or a portion of the Borrower Collateral (the “Released Collateral”), and the Borrower hereby agrees to loan the Released Collateral to the Company pursuant to and in accordance with the terms of a Lender Loan agreement (a “Released Collateral Lender Loan”). The Company and each Borrower hereby agree that neither party shall have any further obligations under the applicable Borrower Loan with regard to the Borrower Collateral. Each Released Collateral Lender Loan will be converted into Series A Preferred Shares by converting all of the outstanding principal and interest under the Released Collateral Lender Loan (the “Borrower Conversion Amount”) pursuant to the Exchange Agreement and Section 1.3.3 of this Agreement.

(b)    The outstanding principal plus interest of such Borrower Loan shall remain outstanding. The Borrower will remain obligated to repay the Borrower Loan, and the Borrower Loan will continue to accrue interest, in each case in accordance with the terms of the applicable Borrower Loan. The Series A Preferred Stock will be pledged as collateral for the performance of the Borrower’s remaining obligations under its Borrower Loan.

1.3.3    Lender Loans: At the closing, each Lender Loan will be converted into Series A Preferred Stock by converting all or a portion the outstanding principal and interest under the Lender Loan (the “Lender Conversion Amount” and together with the Borrower Conversion Amount, the “Conversion Amount”) by converting the Lender Conversion Amount of the relevant Lender as of the date of the Initial Closing by the Purchase Price into shares of Series A Preferred Stock as set forth across from each such Purchaser’s name on Schedule 1 along with the Lender Conversion Amount, and, if applicable, with accrued and unpaid interest thereon.

1.3.4    Each Purchaser holding a Loan (each, a “Converting Investor”, and collectively, the “Converting Investors”) agrees that, at the Initial Closing, its respective Loan(s) will be converted into the number of Series A Preferred Stock as set forth across from such Purchaser’s name on Schedule 1. Except as otherwise stated herein, each Converting Investor hereby agrees that upon the conversion of such Loan(s), such Converting Investor shall not be entitled to any other consideration in respect of such Loan(s) other than those Series A Preferred Stock set forth opposite such Purchaser’s name on Schedule 1. Each Converting Investor hereby represents and warrants that the Purchaser has not transferred, pledged or otherwise disposed of, or encumbered any interest in, such Converting Investor’s Loans.

1.3.5    Notwithstanding the terms of the Loans, each of the Converting Investors hereby acknowledges and agrees that as of the Initial Closing the aggregate outstanding principal amount of each Loan held by such Converting Investor shall automatically be converted into Series A Preferred Stock in the amount and type as set forth across from such Purchaser’s name on Schedule 1 without the requirement of any further action on the part of such Converting Investor.

1.3.6    Except as otherwise stated herein, upon conversion of the Loans, the Company shall have no further obligations under any of the Loans, and each of the Loans shall be cancelled, terminated and no longer of any force or effect. Each Converting Investor hereby waives any right to a fraction of a Series A Preferred Stock upon conversion of the Converting Investor’s Loan(s). Except as otherwise stated herein, each Converting Investor acknowledges and agrees that all instruments documenting the Loans (collectively, the “Convertible Loan Documents”) are null and void effective as of the Initial Closing. In the event of any conflict with the terms and conditions of such documents, the terms and conditions of this Agreement shall supersede such conflicting terms, and for the avoidance of doubt, each Converting Investor hereby agrees that such Convertible Loan Documents are hereby amended to give effect to the foregoing. The Converting Investors shall be treated for all purposes as the record holders of such Series A Preferred Stock effective immediately as of Closing. Each Converting Investor hereby waives any and all demands, claims, suits, actions, causes of actions, proceedings, assessments and rights in respect of each of the Loans or any related purchase agreements, including (i) any right to notice of the conversion of any Loan and (ii) any rights arising from any past or present default or event of default under any Loan. Each Converting Investor hereby agrees, following the Initial Closing to promptly take any further action and to execute any and all additional documents or instruments requested by the Company to terminate any liens or security interests that have arisen in connection with any Loan, if any.

2.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit D to this Agreement (the “Disclosure Schedule”) or publicly disclosed in any documents or reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, if any, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the Agreement Date, except as otherwise indicated.

2.1        Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Incorporation and has all corporate power and corporate authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to so qualify or be in good standing would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

2.2        Capitalization.

2.2.1    The authorized capital of the Company consists, immediately prior to the Initial Closing (unless otherwise noted), of the following:

(a)    The common stock of the Company (the “Common Stock”), of which (i) that number of shares of Common Stock equal to the Common Shares Issued and Outstanding Pre-Money are issued and outstanding as of immediately prior to the Initial Closing, (ii) the number of shares of Common Stock which are issuable upon conversion of shares of the Series A Preferred Stock have been reserved for issuance upon conversion of the Series A Preferred Stock and (iii) the Total Post-Money Shares Reserved for Option Pool have been reserved for issuance pursuant to the Stock Plan, and of such Total Post-Money Shares Reserved for Option Pool, that number of shares of Common Stock equal to the Number of Issued And Outstanding Options are currently subject to outstanding options and that number of shares of Common Stock equal to the Unallocated Post-Money Option Pool Shares remain available for future issuance to officers, directors, employees and consultants pursuant to the Stock Plan, and that number of shares of Common Stock equal to the Promised Options are currently promised to certain officers, directors, employees and consultants pursuant to the Stock Plan. The ratio determined by dividing (x) the Unallocated Post-Money Option Pool Shares by (y) the Fully-Diluted Share Number (as defined below) is equal to the Unallocated Post-Money Option Pool Percent. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in material compliance with all applicable federal and state securities laws. The Stock Plan has been duly adopted by the Board of Directors of the Company (the “Board”) and approved by the Company’s stockholders. For purposes of this Agreement, the term “Fully-Diluted Share Number” shall mean that number of shares of the Company’s capital stock equal to the sum of (i) all shares of the Company’s capital stock (on an as-converted basis) issued and outstanding, assuming exercise or conversion of all options, warrants and other convertible securities and (ii) all shares of the Company’s capital stock reserved and available for future grant under any equity incentive or similar plan.

(b)    The shares of the preferred stock of the Company (the “Preferred Stock”), all of which are designated as Series A Preferred Stock, none of which is issued and outstanding immediately prior to the Initial Closing.

2.2.2    There are no outstanding preemptive rights, options, warrants, conversion privileges or rights (including but not limited to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the Company including, without limitation, any shares of Common Stock, Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock, except for (a) the conversion privileges of the Series A Preferred Stock pursuant to the terms of the Restated Certificate and (b) the securities and rights described in this Agreement.

2.2.3    The Key Holder set forth on Schedule 1 holds that number of shares of Common Stock set forth opposite such Key Holder’s name in Schedule 1 (such shares, the “Key Holder Shares”). The Key Holder Shares are subject to vesting and/or the Company’s repurchase right (the “Key Holder Vesting Schedule”). Except as specified in Section 2.2.3 of the Disclosure Schedule, the Key Holder does not own or have any other rights to any other securities of the Company. Other than the Key Holder Shares, which vest pursuant to the applicable Key Holder Vesting Schedule, (x) all options granted and Common Stock outstanding vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy five-percent (75%) vesting in equal installments over the next three (3) years and (y) no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment (whether actual or constructive), (ii) any merger, consolidated sale of stock or assets, change in control, or any other similar transaction by the Company, or (iii) the occurrence of any other event or combination of events.

2.3        Subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4        Authorization. All corporate action has been taken, or will be taken prior to the applicable Closing, on the part of the Board and stockholders which are necessary for the authorization, execution and delivery of this Agreement by the Company and the performance by the Company of the obligations to be performed by the Company as of the Agreement Date. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5        Valid Issuance of Shares.

2.5.1    The shares of Series A Preferred Stock, when issued, sold and delivered in accordance with the terms and conditions and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part on the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the offer, sale and issuance of the shares of Series A Preferred Stock to be issued pursuant to and in conformity with the terms and conditions of this Agreement and the Common Stock, if any, to be issued upon conversion of the Series A Preferred Stock for no additional consideration and pursuant to the Restated Certificate, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the shares of Series A Preferred Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to filings pursuant to Regulation D of the Securities Act and applicable state securities laws, the Common Stock issuable upon conversion of the shares of Series A Preferred Stock will be issued in compliance with all applicable federal and state securities laws.

2.5.2    No “bad actor” disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

2.6        Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body or, to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, director or key employee of the Company arising out of such Person’s consulting, employment or Board relationship with the Company or that could otherwise materially impact the Company.

2.7        Intellectual Property. To the Company’s knowledge, the Company owns or possesses sufficient legal rights to all Intellectual Property (as defined below) that is necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted (the “Company Intellectual Property”) without any violation or infringement (or in the case of third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications, without any violation or infringement known to the Company) of the rights of others. No product or service marketed or sold (or presently proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any rights to any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes (collectively, “Intellectual Property”) of any other party, except that with respect to third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications the foregoing representation is made to the Company’s knowledge only. Other than with respect to commercially available software products under standard end-user object code license agreements, there is no outstanding option, license, agreement, claim, encumbrance or shared ownership interest of any kind relating to the Company Intellectual Property owned by the Company, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person. The Company has not received any written communications alleging that the Company has violated or, by conducting its business, would violate any of the Intellectual Property of any other Person.

2.8        Employee and Consultant Matters. Each current employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchasers or delivered to the counsel for the Purchasers. No current employee or consultant has excluded any work or invention from such Person’s assignment of inventions and, to the Company’s knowledge, no such Person is in violation of such agreement. To the Company’s knowledge, none of its employees is obligated under any judgment, decree, contract, covenant or agreement that would materially interfere with such employee’s ability to promote the interest of the Company or that would interfere with such employee’s ability to promote the interests of the Company or that would conflict with the Company’s business. To the Company’s knowledge, all individuals who have purchased unvested shares of Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code of 1986, as amended.

2.9        Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of the Restated Certificate or the Company’s bylaws, (b) of any judgment, order, writ or decree of any court or governmental entity, (c) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party that is required to be listed on the Disclosure Schedule, or, (d) to its knowledge, of any provision of federal or state statute, rule or regulation materially applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (i) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10        Title to Property and Assets. The Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in material compliance with each such lease.

2.11        Agreements. Except for this Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party that involve (a) obligations (contingent or otherwise) of, or payments to, the Company in excess of $1,000,000 (excluding the Loans), (b) the license of any Intellectual Property to or from the Company other than licenses with respect to commercially available software products under standard end-user object code license agreements or standard customer terms of service and privacy policies for Internet sites, (c) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person, or that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (d) indemnification by the Company with respect to infringements of proprietary rights other than standard customer, vendor or channel agreements (each, a “Material Agreement”). The Company is not in material breach of any Material Agreement. Each Material Agreement is in full force and effect and is enforceable by the Company in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) the effect of rules of law governing the availability of equitable remedies.

2.12        Liabilities. The Company has no liabilities or obligations, contingent or otherwise, in excess of $5,000,000 individually or $10,000,000 in the aggregate (in each case, excluding the Loans).

3.          REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows.

3.1        Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2        Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the shares of Series A Preferred Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the shares of Series A Preferred Stock. The Purchaser has not been formed for the specific purpose of acquiring the shares of Series A Preferred Stock.

3.3        Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the shares of Series A Preferred Stock with the Company’s management. Nothing in this Section 3, including the foregoing sentence, limits or modifies the representations and warranties of the Company in Section 2 or the right of the Purchasers to rely thereon.

3.4        Restricted Securities. The Purchaser understands that the shares of Series A Preferred Stock have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed in this Agreement. The Purchaser understands that the shares of Series A Preferred Stock are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the shares of Series A Preferred Stock indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the shares of Series A Preferred Stock, or the Common Stock into which it may be converted, for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, and the holding period for the shares of Series A Preferred Stock, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5        No Public Market. The Purchaser understands that no public market now exists for the shares of Series A Preferred Stock. The Company has made no assurances that a public market will ever exist for the shares of Series A Preferred Stock.

3.6        Legends. The Purchaser understands that the shares of Series A Preferred Stock and any securities issued in respect of or exchange for the shares of Series A Preferred Stock, may bear any one or more of the following legends: (a) any legend set forth in, or required by, this Agreement; (b) any legend required by the securities laws of any state to the extent such laws are applicable to the shares of Series A Preferred Stock represented by the certificate so legended; and (c) the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

3.7        Accredited and Sophisticated Purchaser. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser is an investor in securities of companies in the development stage. The Purchaser is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of Series A Preferred Stock. If other than an individual, Purchaser also represents it has not been organized for the purpose of acquiring the shares of Series A Preferred Stock.

3.8        No General Solicitation. Neither the Purchaser nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation with respect to the offer and sale of the shares of Series A Preferred Stock, or (b) published any advertisement in connection with the offer and sale of the shares of Series A Preferred Stock.

3.9        Exculpation among Purchasers. The Purchaser is not relying upon any Person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling Persons, officers, directors, partners, agents, or employees of any Purchaser be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the shares of Series A Preferred Stock.

3.10        Residence. If the Purchaser is an individual, then the Purchaser resides in the state identified in the address of the Purchaser set forth on the applicable signature page hereto and/or on Schedule 1; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on the applicable signature page hereto and/or on Schedule 1. If the Purchaser is not a resident of the United States, such Purchaser shall make such additional representations and warranties relating to such Purchaser’s status as a non-United States resident as reasonably may be requested by the Company and such Purchase will execute and deliver such documents or agreements as reasonably may be requested by the Company relating thereto as a condition to the purchase and sale of any shares of Series A Preferred Stock by such Purchaser.

3.11        No “Bad Actor” Designees. If the Purchaser has the right to designate or participate in the designation of a Board Designee, the Purchaser represents and warrants to the Company that, to the Purchaser’s knowledge, no Disqualification Event is applicable to the Purchaser’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. Any Board Designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable, is hereinafter referred to as a “Disqualified Designee”. The Purchaser with the right to designate or participate in the designation of a Board Designee covenants and agrees (A) not to designate or participate in the designation of any Board Designee who, to the Purchaser’s knowledge, is a Disqualified Designee and (B) that in the event the Purchaser becomes aware that any individual previously designated by the Purchaser is or has become a Disqualified Designee, the Purchaser will as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement Board Designee who is not a Disqualified Designee.

3.12        Consent to Loan Conversion and Termination. Except as otherwise stated herein, each Purchaser, to the extent that such Purchaser, as set forth on Schedule 1, is a holder of any Loan of the Company being converted and/or cancelled in consideration of the issuance hereunder of the Series A Preferred Stock to such Purchaser, hereby agrees that the entire amount owed to such Purchaser under such Loan is being tendered to the Company in exchange for the applicable Series A Preferred Stock set forth on Schedule 1, and effective upon the Company’s and such Purchaser’s execution and delivery of this Agreement, without any further action required by the Company or such Purchaser, such Loan and all obligations set forth therein shall be immediately deemed repaid in full and terminated in their entirety, including, but not limited to, any security interest effected therein.

4.            COVENANTS OF THE COMPANY.

4.1         Information Rights.

4.1.1    Basic Financial Information. The Company will furnish to each Major Purchaser, when available and promptly thereafter, financial and other business information relating to the Company that is requested by a Major Purchaser, including an annual budget and unaudited annual and quarterly financial statements, all prepared in accordance with generally accepted accounting principles and practices; provided such annual and quarterly financials shall include, when applicable, an unaudited balance sheet as of the end of such fiscal year or end of such respective fiscal quarter, an unaudited income statement and an unaudited statement of cash flows, all prepared in accordance with generally accepted accounting principles and practices. If the Company has audited records of any of the foregoing, it will provide those in lieu of the unaudited versions.

4.1.2    Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Purchaser by reason of this Agreement shall have access to any trade secrets or confidential information of the Company. The Company shall not be required to comply with any information rights of any Purchaser whom the Company reasonably determines to be a competitor or an officer, employee, director, or holder of ten percent (10%) or more of a competitor. Each Purchaser shall keep confidential and shall not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement other than to any of the Purchaser’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring the Purchaser’s investment in the Company.

4.1.3    Inspection Rights. The Company shall permit each Major Purchaser to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Major Purchaser.

4.2        Additional Rights and Obligations. If the Company issues securities in its next equity financing after the date hereof (the “Next Financing”) that (a) have rights, preferences or privileges that are more favorable than the terms of the shares of Series A Preferred Stock or (b) provide all such future investors other contractual terms such as registration rights, the Company shall provide substantially equivalent rights to the Purchasers with respect to the shares of Series A Preferred Stock (with appropriate adjustment for economic terms or other contractual rights), subject to such Purchaser’s execution of any documents, including, if applicable, investor rights, co-sale, voting, and other agreements, executed by the investors purchasing securities in the Next Financing (such documents, the “Next Financing Documents”). Any Major Purchaser will remain a Major Purchaser for all purposes in the Next Financing Documents to the extent such concept exists. Notwithstanding anything in this Agreement to the contrary, subject to the provisions of Section 9.11, upon the execution and delivery of the Next Financing Documents by Purchasers holding a majority of the then‑outstanding shares of Series A Preferred Stock held by all Purchasers, this Agreement (excluding any then-existing and outstanding obligations) shall be amended and restated by and into such Next Financing Documents and shall be terminated and of no further force or effect.

4.3        Assignment of Company’s Preemptive Rights. The Company shall obtain at or prior to the Initial Closing, and shall maintain, a right of first refusal with respect to transfers of shares of Common Stock by each holder thereof, subject to certain standard exceptions. If the Company elects not to exercise its right of first refusal with respect to a proposed transfer of the Company’s outstanding securities by the Key Holder, the Company shall assign such right of first refusal to the Major Purchasers. In the event of such assignment, each Major Purchaser shall have a right to purchase that portion of the securities proposed to be transferred by such Key Holder equal to the ratio of (a) the number of shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock owned by such Major Purchaser, to (b) the number of shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock owned by all Major Purchasers.

4.4        Reservation of Common Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Preferred Stock, all Common Stock issuable from time to time upon conversion of that number of shares of Series A Preferred Stock equal to the Total Shares Authorized for Sale, regardless of whether or not all such shares have been issued at such time.

5.            RESTRICTIONS ON TRANSFER; DRAG ALONG.

5.1        Limitations on Disposition. Each Person owning of record shares of Common Stock of the Company issued or issuable pursuant to the conversion of the shares of Series A Preferred Stock and any shares of Common Stock issued as a dividend or other distribution with respect thereto or in exchange therefor or in replacement thereof (collectively, the “Securities”) or any assignee of record of Securities (each such Person, a “Holder”) shall not make any disposition of all or any portion of any Securities unless:

(a)         there is then in effect a registration statement under the Securities Act, covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)         such Holder has notified the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of Sections 5.1(a) and (b), no such registration statement or opinion of counsel will be required: (i) for any transfer of any Securities in compliance with the Securities and Exchange Commission’s Rule 144 or Rule 144A, or (ii) for any transfer of any Securities by a Holder that is a partnership, limited liability company, corporation, or venture capital fund to (A) a partner of such partnership, member of such limited liability company or stockholder of such corporation, (B) an affiliate of such partnership, limited liability company or corporation (including, any affiliated investment fund of such Holder), (C) a retired partner of such partnership or a retired member of such limited liability company, or (D) the estate of any such partner, member, or stockholder, or (iii) for the transfer without additional consideration or at no greater than cost by gift, will, or intestate succession by any Holder to the Holder’s spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that, in the case of clauses (ii) and (iii), the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Purchaser under this Agreement.

5.2      “Market Stand-Off” Agreement. To the extent requested by the Company or an underwriter of securities of the Company, each Holder and Key Holder, and any transferee thereof (each, a “Stockholder”), will not, without the prior written consent of the managing underwriters in the IPO (as defined below), offer, sell, make any short sale of, grant or sell any option for the purchase of, lend, pledge, otherwise transfer or dispose of (directly or indirectly), enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership (whether any such transaction is described above or is to be settled by delivery of Securities or other securities, in cash, or otherwise), any Securities or other shares of stock of the Company then owned by such Stockholder, or enter into an agreement to do any of the foregoing, for up to 180 days following the effective date of the registration statement of the initial public offering of the Company (the “IPO”) filed under the Securities Act. For purposes of this Section 5.2, “Company” includes any wholly owned subsidiary of the Company into which the Company merges or consolidates. The Company may place restrictive legends on the certificates representing the shares subject to this Section 5.2 and may impose stop transfer instructions with respect to the Securities and such other shares of stock of each Stockholder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of such period. Each Stockholder will enter into any agreement reasonably required by the underwriters to the IPO to implement the foregoing within any reasonable timeframe so requested. The underwriters for any IPO are intended third-party beneficiaries of this Section 5.2 and will have the right, power and authority to enforce the provisions of this Section 5.2 as though they were parties hereto.

5.3        Drag Along Right. If a Deemed Liquidation Event (as defined in the Restated Certificate) is approved by each of (i) the holders of a majority of the shares of Common Stock then‑outstanding (other than those issued or issuable upon conversion of the shares of Series A Preferred Stock), (ii) the holders of a majority of the shares of Common Stock then issued or issuable upon the conversion of the Series A Preferred Stock and (iii) the Board, then each Stockholder shall vote (in person, by proxy or by action by written consent, as applicable) all shares of capital stock of the Company now or hereafter directly or indirectly owned of record or beneficially by such Stockholder (collectively, the “Voting Shares”) in favor of, and adopt, such Deemed Liquidation Event and to execute and deliver all related documentation and take such other action in support of the Deemed Liquidation Event as may reasonably be requested by the Company to carry out the terms and provision of this Section 5.3, including executing and delivering instruments of convey‐ance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents. The obligation of any party to take the actions required by this Section 5.3 will not apply to a Deemed Liquidation Event if the other party involved in such Deemed Liquidation Event is an affiliate or stockholder of the Company holding more than 10% of the voting power of the Company.

5.4        Exceptions to Drag Along Right. Notwithstanding the foregoing, a Stockholder need not comply with Section 5.3 in connection with any proposed sale of the Company (the “Proposed Sale”) unless:

(a)         any representations and warranties to be made by the Stockholder in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership and the ability to convey title to such Voting Shares, including representations and warranties that (i) the Stockholder holds all right, title and interest in and to the Voting Shares the Stockholder purports to hold, free and clear of all liens and encumbrances, (ii) the obligations of the Stockholder in connection with the transaction have been duly authorized, if applicable, (iii) the documents to be entered into by the Stockholder have been duly executed by the Stockholder and delivered to the acquirer and are enforceable against the Stockholder in accordance with their respective terms and, (iv) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law, or judgment, order, or decree of any court or governmental agency;

(b)         the Stockholder will not be liable for the inaccuracy of any representation or warranty made by any other Person in connection with the Proposed Sale, other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties, and covenants of the Company as well as breach by any stockholder of any identical representations, warranties and covenants provided by all stockholders);

(c)         the liability for indemnification, if any, of the Stockholder in the Proposed Sale and for the inaccuracy of any representations and warranties made by the Company or its stockholders in connection with such Proposed Sale, is several and not joint with any other Person (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any identical representations, warranties, and covenants provided by all stockholders), and except as required to satisfy the liquidation preference of Series A Preferred Stock, if any, is pro rata in proportion to, and does not exceed, the amount of consideration paid to such Stockholder in connection with such Proposed Sale;

(d)         liability will be limited to the Stockholder’s applicable share (determined based on the respective proceeds payable to each Stockholder in connection with the Proposed Sale in accordance with the provisions of the Restated Certificate) of a negotiated aggregate indemnification amount that applies equally to all Stockholders but that in no event exceeds the amount of consideration otherwise payable to the Stockholder in connection with the Proposed Sale, except with respect to claims related to fraud by the Stockholder, the liability for which need not be limited as to the Stockholder;

(e)         upon the consummation of the Proposed Sale, (i) each holder of each class or series of the Company’s stock will receive the same form of consideration for such holder’s shares of such class or series as is received by other holders in respect of their shares of such same class or series of stock unless the holders of at least a majority of the shares of Series A Preferred Stock then outstanding elect otherwise, (ii) each holder of a series of Series A Preferred Stock will receive the same amount of consideration per share of such series of Series A Preferred Stock as is received by other holders in respect of their shares of such same series, (iii) each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock, and (iv) unless the holders of at least a majority of the shares of Series A Preferred Stock then outstanding elect to receive a lesser amount, the aggregate consideration receivable by all holders of Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Deemed Liquidation Event (assuming for this purpose that the Proposed Sale is a Deemed Liquidation Event) in accordance with the Restated Certificate in effect immediately prior to the Proposed Sale.

5.5        Additional Stockholders. In the event that, after the Agreement Date, the Company enters into an agreement with any Person to issue shares of capital stock of the Company to such Person, following which such Person will hold shares of capital stock of the Company constituting 1% or more of the Company’s then outstanding capital stock (treating for this purpose all shares of Common Stock issuable upon exercise of or conversion of outstanding options, warrants or convertible securities, as if exercised and/or converted or exchanged), then the Company will cause such Person, as a condition precedent to entering into such agreement, to become a party to this Agreement by executing a counterpart signature page to this Agreement or an adoption agreement in a form reasonably satisfactory to the Company, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such Person will be deemed a Stockholder for all purposes under this Agreement.

6.            PARTICIPATION RIGHT.

6.1        General. Each Major Purchaser has the right of first refusal to purchase the Major Purchaser’s Pro Rata Share of any New Securities (each as defined below) that the Company may from time to time issue after the Agreement Date, provided, however, the Major Purchaser will have no right to purchase any such New Securities if the Major Purchaser cannot demonstrate to the Company’s reasonable satisfaction that such Major Purchaser is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. A Major Purchaser’s “Pro Rata Share” for means the ratio of (a) the number of shares of Common Stock issued or issuable upon conversion of the shares of Series A Preferred Stock owned by such Major Purchaser, to (b) the Fully-Diluted Share Number.

6.2        New Securities. “New Securities” means any Common Stock or Preferred Stock, whether now authorized or not, and rights, options or warrants to purchase Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into Common Stock or Preferred Stock; provided, however, that “New Securities” does not include: (a) shares of Common Stock issued or issuable upon conversion of any outstanding shares of Preferred Stock; (b) shares of Common Stock or Preferred Stock issuable upon exercise of any options, warrants, or rights to purchase any securities of the Company outstanding as of the Agreement Date and any securities issuable upon the conversion thereof; (c) shares of Common Stock or Preferred Stock issued in connection with any stock split or stock dividend or recapitalization; (d) shares of Common Stock (or options, warrants or rights therefor) granted or issued after the Agreement Date to employees, officers, directors, contractors, consultants or advisers to, the Company or any subsidiary of the Company pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board; (e) shares of Series A Preferred Stock issued pursuant to this Agreement; (f) any other shares of Common Stock or Preferred Stock (and/or options or warrants therefor) issued or issuable primarily for other than equity financing purposes and approved by the Board; and (g) shares of Common Stock issued or issuable by the Company to the public pursuant to a registration statement filed under the Securities Act.

6.3        Procedures. If the Company proposes to undertake an issuance of New Securities, it shall give notice to each Major Purchaser of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue the New Securities. Each Major Purchaser will have (10) days from the date of the Notice, to agree in writing to purchase such Major Purchaser’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Major Purchaser’s Pro Rata Share).

6.4        Failure to Exercise. If the Major Purchasers fail to exercise in full the right of first refusal within the 10‑day period, then the Company will have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the Major Purchasers’ rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Major Purchasers. If the Company has not issued and sold the New Securities within the 120‑day period, then the Company shall not thereafter issue or sell any New Securities without again first offering those New Securities to the Major Purchasers pursuant to this Section 6.

7.            ELECTION OF BOARD OF DIRECTORS.

7.1        Voting; Board Composition. Subject to the rights of the stockholders to remove a director for cause in accordance with applicable law, during the term of this Agreement, each Stockholder shall vote (or consent pursuant to an action by written consent of the stockholders) all Voting Shares, or cause the Voting Shares to be voted, to ensure that the size of the Board shall be set and remain at five (5) directors, in such manner as may be necessary to elect (and maintain in office) as the members of the Board; provided, however, that such Board size may be subsequently increased or decreased pursuant to an amendment of this Agreement in accordance with Section 9.9 hereof:

(a)    In any election of directors of the Company to elect the Common Directors of the Board, stockholders holding shares of Common Stock shall each vote at any regular or special meeting of stockholders (or by written consent) all shares of Common Stock then owned by them (or as to which they then have voting power) to elect three (3) directors (the “Common Directors”) nominated by the holders of a majority (by voting power) of the then outstanding shares of Common Stock:

(i)    one (1) of which directors shall be the Company’s Chief Executive Officer, who shall initially be Shawn Owen, as appointed by the Board from time to time (the “CEO Director”), provided that if for any reason the CEO Director shall cease to serve as the Company’s Chief Executive Officer, Stockholders holding shares of Common Stock shall promptly vote their respective shares (A) to remove the former Chief Executive Officer from the Board if such person has not resigned as a member of the Board and (B) to elect such person’s replacement as Chief Executive Officer of the Company as appointed by the Board (excluding such former CEO Director) as the new CEO Director; and

(ii)    two (2) of which directors shall be designated by the holders of a majority (by voting power) of the then outstanding shares of Common Stock held by the Key Holders then providing services to the Company as officers, employees or consultants, which shall initially be Neil Wolfson and James Temple.

(b)    In any election of directors of the Company to elect the Series A Preferred Director, the stockholders holding shares of Series A Preferred Stock shall each vote at any regular or special meeting of stockholders and such stockholders holding a majority of the Series A Preferred Stock shall elect one (1) director, which shall initially be David Carlson (the “Series A Preferred Director”).

(c)    In any election of directors of the Company to elect an Independent Director, the stockholders shall each vote at any regular or special meeting of stockholders (or by written consent) all Voting Shares then owned by them (or as to which they then have voting power) to elect one (1) director who is nominated by the holders of a majority (by voting power) of the then outstanding shares of Common Stock held by the Key Holders then providing services to the Company as officers, employees or consultants, and who is approved by all other members of the Board and not otherwise affiliated with any of the Parties or their affiliates, which initially shall be vacant (the “Independent Director”).

Subject to the rights of the stockholders of the Company to remove a director for cause in accordance with applicable law, during the term of this Agreement, a Stockholder shall not take any action to remove an incumbent Board Designee or to designate a new Board Designee unless such removal or designation of a Board Designee is approved in a writing signed by the parties entitled to designate the Board Designee. In the absence of any nomination from the persons with the right to nominate a director as specified above, the director or directors previously nominated by such persons and then serving shall be reelected if still eligible to serve as provided herein. To the extent that the application of subsections 2.2(a) through 2.2(c) above shall result in the designation of less than all of the authorized directors, then any remaining directors shall be nominated and elected by the stockholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Restated Certificate.

Each Stockholder hereby appoints, and shall appoint, the then‑current Chief Executive Officer of the Company, as the Stockholder’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution, to vote all shares of the Company’s capital stock held by the Stockholder as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of the Stockholder if, and only if, the Stockholder (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms and conditions of this Agreement, all of the Stockholder’s Voting Shares or execute such other instruments in accordance with the provisions of this Agreement within five days of the Company’s or any other party’s written request for the Stockholder’s written consent or signature. The proxy and power granted by each Stockholder pursuant to this Section are coupled with an interest and are given to secure the performance of the Stockholder’s duties under this Agreement. Each such proxy and power will be irrevocable for the term of this Agreement. The proxy and power, so long as any Stockholder is an individual, will survive the death, incompetency and disability of such Stockholder and, so long as any Stockholder is an entity, will survive the merger or reorganization of the Stockholder or any other entity holding Voting Shares.

8.            ADDITIONAL COVENANTS

8.1        Insurance. The Company shall maintain from financially sound and reputable insurers Directors and Officers liability insurance in an amount and on terms and conditions satisfactory to the Board, including the approval from the Series A Director, and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued. The policy will not be cancelable by the Company without prior approval by the Board, including the Series A Director. For the avoidance of doubt, such policy shall be bound by the Company within ninety (90) days of the Initial Closing.

9.            GENERAL PROVISIONS.

9.1        Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No Stockholder may transfer any shares of capital stock of the Company unless each such transferee has agreed, to the reasonable satisfaction of the Company, to be bound by the terms and conditions of this Agreement.

9.2        Governing Law. This Agreement is governed by the Governing Law, regardless of the laws that might otherwise govern under applicable principles of choice of law.

9.3        Counterparts; Manner of Delivery. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.4        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. References to sections or subsections within this Exhibit B will be deemed to be references to the sections contained in this Exhibit B, unless otherwise specifically stated in this Agreement.

9.5        Notices. All notices and other communications given or made pursuant to this Agreement must be in writing and will be deemed to have been given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications must be sent to the respective parties at their address as set forth on the signature page or Schedule 1, or to such address, facsimile number or electronic mail address as subsequently modified by written notice given in accordance with this Section 9.5. If a notice is given to the Company, a copy (which copy will not constitute notice) will also be sent to Ballard Spahr LLP, c/o Peter Jaslow, 1735 Market Street, 51st Floor, Philadelphia, PA 19103, Email: Jaslowp@ballardspahr.com.

9.6        Each Purchaser consents to the delivery of any stockholder notice pursuant to the Delaware General Corporation Law (the “DGCL”), as amended or superseded from time to time, by electronic transmission pursuant to Section 232 of the DGCL (or any successor thereto) at the e-mail address set forth below such Purchaser’s name on the signature page hereto, as updated from time to time by notice to the Company. To the extent that any notice given by means of electronic transmission is returned or undeliverable for any reason, the foregoing consent will be deemed to have been revoked until a new or corrected e-mail address has been provided, and such attempted electronic notice will be ineffective and deemed to not have been given. Each Purchaser agrees to promptly notify the Company of any change in its e-mail address, and that failure to do so will not affect the foregoing.

9.7        No Finder’s Fees. Each party severally represents to the other parties that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser shall indemnify, defend, and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company shall indemnify, defend, and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

9.8        Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which the party may be entitled. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

9.9        Amendments and Waivers. Except as specified in Section 1.2.2, any term of this Agreement may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the then outstanding shares of Series A Preferred Stock (or Common Stock issued upon conversion thereof); provided, however, that (a) any amendment to Section 7.1(a) and this subsection (a) may not be amended, modified, terminated or waived without the written consent of the holders of a majority (by voting power) of the then outstanding shares of Common Stock held by the Key Holders, and (b) any amendment to Section 7.1(b) and this subsection (b) may not be amended, modified, terminated or waived without the written consent of the holders of a majority (by voting power) of the then outstanding shares of Series A Preferred Stock. Notwithstanding the foregoing, the addition of a party to this Agreement in accordance with Section 5.5 or Section 9.1 will not require any further consent. Any amendment or waiver effected in accordance with this Section 9.9 will be binding upon the Purchasers, the Key Holder, each transferee of the shares of Series A Preferred Stock (or the Common Stock issuable upon conversion thereof) or Common Stock from a Purchaser or Key Holder, as applicable, and each future holder of all such securities, and the Company. It is specifically intended that entering into the Next Financing Documents in a form substantially similar to the form agreements set as forth as Model Legal Documents on http://www.nvca.org shall be considered an amendment to this Agreement provided that it is done in accordance with this Section 9.9.

9.10        Severability. The invalidity or unenforceability of any provision of this Agreement will in no way affect the validity or enforceability of any other provision.

9.11        Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring. No waiver of any single breach or default shall be deemed a waiver of any other breach or default regardless of whether the other breach default occurred before or after the waiver. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any terms or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, are cumulative and not alternative.

9.12        Termination. Unless terminated earlier pursuant to the terms of this Agreement, (x) the rights, duties and obligations under Section 4, Section 6 and Section 7 will terminate immediately prior to the closing of the IPO, (y) notwithstanding anything to the contrary in this Agreement, this Agreement (excluding any then-existing obligations) will terminate upon the closing of a Deemed Liquidation Event (as defined in the Restated Certificate) and (z) notwithstanding anything to the contrary in this Agreement, Section 1, Section 2, Section 3, Section 4.1.2 and this Section 9 will survive any termination of this Agreement.

9.13        Dispute Resolution. Each party (a) hereby irrevocably and unconditionally submits to the personal jurisdiction of the Dispute Resolution Jurisdiction for the purpose of any suit, action, or other proceeding arising out of or based upon this Agreement; (b) agrees not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Dispute Resolution Jurisdiction; and (c) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject to the personal jurisdiction of the Dispute Resolution Jurisdiction, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, or the subject matter hereof and thereof may not be enforced in or by the Dispute Resolution Jurisdiction.

9.14        WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.15        Waiver of Conflicts. Each party to this Agreement acknowledges that Ballard Spahr LLP, counsel for the Company, may have in the past performed, and may continue to or in the future perform, legal services for certain of the Purchasers in matters that are similar, but not substantially related, to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, each party to this Agreement hereby acknowledges that (a) they have had an opportunity to ask for information relevant to this disclosure, and (b) Ballard Spahr LLP represents only the Company with respect to the Agreement and the transactions contemplated hereby. The Company gives its informed consent to Ballard Spahr LLP’s representation of the Purchasers in matters not substantially related to this Agreement, and the Purchasers give their informed consent to Ballard Spahr LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE COMPANY:
Name:

By:

Title:

[Signature Pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

KEY HOLDER:

Name:	Name:

By:	By:

[Signature Pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

PURCHASERS:
[FOR ENTITY INVESTOR USE FOLLOWING SIGNATURE BLOCK:]	[FOR INDIVIDUAL INVESTOR USE FOLLOWING SIGNATURE BLOCK:]
Name:	Name:

[TYPE NAME ON LINE]

By:	By:

[SIGN HERE]
Title:

[Signature Pages]